Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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August 5, 2026
Criteo Holdings, Inc.
387 Park Ave South, 12th Floor
New York, NY 10016
RE:     Criteo Holdings, Inc.
Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as special United States counsel to Criteo Holdings, Inc. (the “Company”), a Delaware corporation and direct wholly owned subsidiary of Criteo S.A., a public limited liability company (société anonyme) incorporated under the laws of Luxembourg (“Parent”), in connection with the Registration Statement on Form S-4 of the Company (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) relating to the registration of shares (the “Registered Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable upon the merger of Parent with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to the Agreement and Plan of Merger, dated as of August 5, 2026 (the “Merger Agreement”), by and between Parent and the Company.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Criteo Holdings, Inc.
August 5, 2026

In rendering the opinion stated herein, we have examined and relied upon the following:
(a)    the Registration Statement in the form to be filed with the Commission on the date hereof;
(b)    the preliminary prospectus, dated August 5, 2026 (the “Prospectus”), which forms a part of and is included in the Registration Statement;
(c)    an executed copy of the Merger Agreement;
(d)    an executed copy of a certificate of Ryan Damon, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(e)    a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of August 4, 2026, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof;
(f)    the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect at the time of the consummation of the offering of the Registered Shares and filed as Exhibit 3.3 to the Registration Statement (the “Restated Certificate of Incorporation”);
(g)    a copy of the Company’s bylaws, certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof;
(h)    the form of the Company’s Amended and Restated Bylaws, to be in effect at the time of the consummation of the offering of the Registered Shares and filed as Exhibit 3.4 to the Registration Statement (the “Restated Bylaws”); and
(i)    copies of certain resolutions of the Board of Directors of the Company, adopted on November 18, 2025 and August 5, 2026, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the Restated Certificate of Incorporation and the factual representations and warranties set forth in the Merger Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Criteo Holdings, Inc.
August 5, 2026

As used herein, “Organizational Documents” means the Restated Certificate of Incorporation and the Restated Bylaws.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the shareholders of Parent will have approved, among other things, the Merger Agreement; (iii) all other necessary action has been taken under the applicable laws of Luxembourg to authorize, approve and permit the Merger, and any and all consents, approvals and authorizations from applicable Luxembourg and other governmental and regulatory authorities required to authorize and permit the Merger has been obtained; (iv) the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger have been consummated; (v) the Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective; and (vi) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the Company’s Restated Bylaws and to approve the registration and issuance of the Registered Shares and related matters, the Registered Shares, when registered and issued in accordance with the provisions of the Merger Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable.
In addition, in rendering the foregoing opinion we have assumed that:
(a)    the Company’s issuance of the Registered Shares does not and will not (i) violate any statute to which the Company or such issuance is subject (except that we do not make this assumption with respect to the DGCL), or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments); and
(b)    the Company’s authorized capital stock will be as set forth in the Restated Certificate of Incorporation, and we have relied solely on the form of such Restated Certificate of Incorporation, to be in effect at the time of the consummation of the offering of the Registered Shares and filed as Exhibit 3.3 to the Registration Statement, and we have not made any other inquiries or investigations.
This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. This opinion letter is expressed as of the date hereof unless

Criteo Holdings, Inc.
August 5, 2026

otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP